                                                                     EXHIBIT 4.3















                    DELHAIZE GROUP 2002 STOCK INCENTIVE PLAN

                            (EFFECTIVE MAY 23, 2002)

                    DELHAIZE GROUP 2002 STOCK INCENTIVE PLAN


1.  Purpose.
    -------

         The purpose of the Delhaize Group 2002 Stock Incentive Plan (the "Plan") is to enhance the ability of Etablissements Delhaize Freres et Cie "Le Lion" S.A. ("Parent"), Delhaize America, Inc. ("DZA") and their respective subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors, consultants and individuals who have accepted an offer of employment from any of these entities with an interest in Parent parallel to that of Parent's stockholders.

2.  Definitions.
    -----------

         For purposes of the Plan:

    2.1. "Agreement" means the written agreement between Parent and a Participant evidencing the grant of an Option and setting forth the terms and conditions thereof.

    2.2. "Assumed Incentive Stock Option" means any Assumed Option that qualifies as an Incentive Stock Option.

    2.3. "Assumed Option" means any Option granted under a Prior Plan that is assumed by Parent under this Plan. An Assumed Option may be a Nonqualified Option, an Incentive Stock Option or a Reload Option.

    2.4. "Board" means the Board of Directors of Parent.

    2.5. "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of Parent or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, reincorporation, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure, takeover bid, reduction of capital, sale of substantial assets, capital increase by contribution in kind or by incorporation of reserves, issuance of convertible bonds, issuance of subscription rights, and changes in the provisions of Parent's Articles of Association relating to repartition of benefits, or otherwise.

    2.6. "Change in Control" means

        (a) an acquisition or series of acquisitions (other than directly from Parent) by a Person or a group of Persons acting in concert (excluding Parent, an employee benefit plan of Parent or any Subsidiary or an entity controlled by Parent's stockholders) of twenty-five percent (25%) of the common stock or voting securities of Parent;

        (b) at any time during the term of this Plan there is a change in the composition of the Board resulting in a majority of the directors who are in office on the date hereof ("Incumbent Directors") no longer constituting a majority of the directors of Parent; provided that, in making such determination, persons who are elected to serve as directors of Parent and who are proposed by all of the directors in office who are present or represented at the meeting at which such proposal is voted on (other than in connection with an actual or threatened proxy contest) shall be treated as Incumbent Directors;

        (c) consummation of a merger, consolidation or sale of all or substantially all of Parent's assets (in each case, a "Business Combination") other than a Business Combination in which all or substantially all of the holders of voting securities of Parent receive sixty percent (60%) or more of the voting securities of the company or entity resulting from the Business Combination ("Resulting Company"), of which at least a majority of the board of directors of the Resulting Company were Incumbent Directors, and after which no person or entity beneficially owns twenty-five percent (25%) or more of the voting securities of the Resulting Company, who did not beneficially own such stock immediately before the Business Combination;

        (d) stockholder approval of a complete liquidation or dissolution of Parent, other than in connection with a transaction described in Section 2.6(c);

        (e) a direct or indirect sale or transfer of the voting securities of DZA following which one or more persons (other than Parent) beneficially own fifty percent (50%) or more of the voting power of DZA; and

        (f) a sale of all or substantially all of DZA's assets or the liquidation or dissolution of DZA.

    Notwithstanding the foregoing, provisions (e) and (f) of this definition shall not apply to any Participant hereunder who is not either an employee or partially paid by DZA unless the Committee shall determine otherwise.

    2.7. "Code" means the Internal Revenue Code of 1986, as amended.

    2.8. "Committee" means the Board or a committee authorized by the Board from time to time to administer the Plan and to perform the functions set forth herein.

    2.9. "Company" means, as the context requires, any of Parent, DZA or any Subsidiary, either alone or collectively.

    2.10. "Director" means a director of Parent.

    2.11. "Disability" means:

        (a) in the case of a Participant whose employment with the Company is subject to the terms of an employment agreement between such Participant and the Company, which employment agreement includes a definition of "Disability," the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

        (b) in all other cases, the term "Disability" as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Participant's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

    2.12. "DZA" means Delhaize America, Inc., a North Carolina Corporation.

    2.13. "DZA Subsidiary" means an indirect Subsidiary of Parent that is also a direct or indirect subsidiary of DZA.

    2.14. "Effective Date" means the date the Plan is approved by the stockholders of Parent pursuant to Section 12.3.

    2.15. "Eligible Individual" means any director, officer, consultant or employee of Parent or any Subsidiary, or any individual who has accepted an offer of employment from any of these entities, designated by the Committee as eligible to receive Options subject to the conditions set forth herein; provided, however, that Incentive Stock Options may only be awarded to employees of Parent or a Subsidiary.

    2.16. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    2.17. "Fair Market Value" on any date means the closing sales price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market on which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair

Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

    2.18. "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

    2.19. "Nominee" means that entity that is empowered by this Plan and the Participants hereunder to act in the name and for the account of Participants with respect to the exercise of Options and the issuance of new shares of common stock of Parent.

    2.20. "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

    2.21. "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Reload Option, an Assumed Option or any or all of them.

    2.22. "Parent" means any corporation that is a parent corporation (within the meaning of Section 424(e) of the Code), and as of the Effective Date, specifically means Etablissements Delhaize Freres et Cie "Le Lion" S.A., a company organized under the laws of the Kingdom of Belgium, or any successor thereto.

    2.23. "Participant" means an Eligible Individual who has been granted an Option under the Plan.

    2.24. "Person" means any individual, partnership, joint venture, corporation, limited partnership, limited liability company, trust, estate, unincorporated organization, association, or other entity.

    2.25. "Plan" means this Delhaize Group 2002 Stock Incentive Plan, as amended and restated from time to time.

    2.26. "Prior Plan" means any of the following plans under which Assumed Options have been granted: Delhaize America, Inc. Amended 2000 Stock Incentive Plan, 1996 Employee Stock Incentive Plan of Food Lion, Inc., or any of the stock incentive plans of Hannaford Bros. Co. prior to July 30, 2000.

    2.27. "Reload Option" means a Nonqualified Stock Option that may be granted when a Participant purchases Shares by having previously owned Shares equal in value to the purchase price set off against the number of Shares being purchased.

    2.28. "Securities Act" means the Securities Act of 1933, as amended.

    2.29. "Shares" means the American Depositary Shares of Parent, as evidenced by American Depositary Receipts.

    2.30. "Subscription Price" means an amount equal to the Fair Market Value of a Share on the date of a Participant's exercise of an Option in whole or in part.

    2.31. "Subsidiary" means any corporation that is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to Parent, including any limited liability company or other entity that is disregarded for federal tax purposes or treated as a corporate subsidiary under the Code.

    2.32. "Taxable Event" means any event in connection with the receipt of Shares or cash hereunder with respect to which a Participant recognizes taxable income.

    2.33. "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Parent or a Subsidiary.

    2.34. "Withholding Taxes" means the employer's minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to a Taxable Event).

3.  Administration.
    --------------

    3.1. The entire Board may comprise the Committee or the Board may delegate administration of the Plan to a Committee or Committees designated by it; provided, however, that only the Board has the authority to grant any Options hereunder. The term "Committee" shall apply to any person or persons to whom such authority has been delegated. Furthermore, unless one or more Committees have been designated by the Board, any reference to the Committee in the Plan shall mean the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and reassume the administration of the Plan. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. Parent hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

    3.2. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

        (a) recommend to the Board those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the purchase price per Share subject to each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

        (b) construe and interpret the Plan and Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in good faith in the exercise of this power shall be final, binding and conclusive upon Parent, DZA, all Subsidiaries, the Participants, and all other persons having any interest therein;

        (c) determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or service for purposes of the Plan;

        (d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

        (e) except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, which allocation or delegation may be revoked by the Committee at any time;

        (f) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan; and

        (g) appoint the Nominee.

4.  Stock Subject to the Plan.
    -------------------------

    4.1. An aggregate of 8,000,000 Shares may be issued pursuant to all Incentive Stock Options covered by this Plan (including Assumed Incentive Stock Options). The

Board, in its sole discretion, shall determine the number of Shares that may be issued pursuant to Nonqualified Stock Options.

    In the event of a Change in Capitalization, and, if applicable, a Change in Control, the Board or Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number of Shares which may be granted pursuant to Incentive Stock Options and (ii) the number of Shares or other stock or securities which are subject to outstanding Options, and the purchase price thereof. Further, any such adjustment to outstanding Options shall comply, to the extent necessary, with Belgian law, and shall be made in such manner as not to constitute a modification of as defined by FASB Interpretation 44.

    4.2. In connection with the grant of an Incentive Stock Option, the number of Shares available for grant under the Plan that may be subject to Incentive Stock Options shall be reduced by the number of Shares in respect of which the Incentive Stock Option is granted. As of the Effective Date, the number of Shares that are available for grant pursuant to Incentive Stock Options shall be 8,000,000 minus the number of Shares covered by Assumed Incentive Stock Options. Whenever any portion of an Incentive Stock Option covered by this Plan is forfeited or cancelled, the number of Shares covered by the forfeited or cancelled portion shall be counted again for purposes of determining the maximum number of Shares available for grant pursuant to Incentive Stock Options.

5.  Option Terms.
    ------------

    5.1. Authority of Committee. Subject to the provisions of the Plan, the Committee, or the persons to whom authority has been delegated under Paragraph
(f) of Section 3.2 hereof, shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions that shall be set forth in the applicable Agreements. Some terms and conditions that may, but are not required to be included are: a provision allowing the issuance of a Reload Option and a provision providing acceleration of exercisability under certain conditions as may be determined by the Committee. Other terms and conditions not inconsistent with this Plan may be included in Agreements in the discretion of the Committee.

    5.2. Option Structure. Each Option granted hereunder (except for Reload Options and as provided in the next sentence of this Section 5.2) shall qualify as a subscription right ("warrant") under Belgian law, and shall provide the holder thereof the right to subscribe to a number of new shares of common stock of Parent equal to the number of Shares represented by the Option in accordance with the terms of the Agreement and this Plan. Notwithstanding the foregoing or any other provision of this Plan or any outstanding Agreement, if due to Belgian law, or upon any circumstance the Committee finds appropriate, it is determined that additional warrants should not or may not be granted, or existing warrants should not or may not be exercised, any outstanding or additional Options to be granted shall qualify as "options" on existing Shares under Belgian law. Each Reload Option shall qualify as an "option" under Belgian law and shall provide the holder thereof the right to purchase from Parent the number of Shares represented by the Reload Option in accordance with its terms and the terms of this Plan.

    5.3. Option Documentation. Upon grant of an Option or thereafter, the Participant shall sign such documentation as may be required by the Committee. Such documentation may include, among other documents, the Agreement and a proxy/loan document that will permit the Participant to delegate to the Nominee the authority to act in the name and for the account of the Participant upon the exercise of the Option. No Option may be exercised unless the Participant has signed all the documentation required by the Committee.

    5.4. Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

    5.5. Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

    5.6. Vesting. Each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the vesting and exercisability of any Option or portion thereof at any time.

    5.7. Modification. No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Participant's consent.

    5.8. Non-Transferability. No Option shall be transferable by the Participant other than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

    5.9. Method of Exercise. The exercise of an Option shall be made pursuant to notice procedures established by the Board. Any such notice shall specify the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price of the Option may be paid by (i) cash, certified check or bank check, (ii) attestation of ownership of Shares held by the Participant for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes), if so permitted by Parent, (iii) through a "same day sale" commitment from Participant and a broker-dealer selected by Parent that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total exercise price directly to Parent, or (iv) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. Any Shares to be transferred to Parent (or withheld upon exercise) as payment of the purchase price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

    5.10. Rights of Participants. A Participant shall not be deemed for any purpose to be the owner of any Shares subject to any Option unless and until the Option shall have been exercised pursuant to the terms of the Agreement. Thereupon, the Participant shall have voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement and further subject to the terms and conditions of any deposit agreement between Parent and its depositary.

    5.11. Incentive Stock Options. An Option shall be treated as an Incentive Stock Option only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by a Participant (under the Plan and all other plans of Parent, DZA or any Subsidiary), become exercisable for the first time during any calendar year does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. To the extent this limitation is exceeded, an Option shall be treated as a Nonqualified Stock Option regardless of its designation as an Incentive Stock Option. Should any Incentive Stock Option remain exercisable after three months after employment terminates for any reason other than Disability or death, or after one year if employment terminates due to Disability, the Option shall immediately be converted to a Nonqualified Stock Option. In order to obtain the benefits of an Incentive Stock Option under the Code, no sale or other disposition may be made of any Shares upon exercise of such Option until the later of one year from the date of transfer of the Shares acquired pursuant to the exercise of the Option, or two years from the grant date of the Option. The Company shall have no liability in the event it is determined that any Option intended to be an Incentive Stock Option fails to qualify as such, whether such failure is a result of a disqualifying disposition or the terms of this Plan or any governing Agreement.

    5.12. Assumed Options. Assumed Options shall be subject to the same vesting and termination provisions and in general subject to the same terms and conditions of their respective Agreements. The Agreements for Assumed Options shall, however, be modified to permit exercise in accordance with the procedures established for the Plan, and, with the consent of the Participant, may be modified to further conform with the Plan.

    5.13. Effect of a Termination of Employment. The Agreement evidencing the grant of each Option shall set forth the terms and conditions applicable to such Option upon a termination or change in the status of the employment of the Participant by Parent, DZA or a Subsidiary.

6.  Adjustment Upon Changes in Capitalization or Change in Control.
    --------------------------------------------------------------

    6.1. Adjustments to Incentive Stock Options. Insofar as is permissible under applicable Belgian law, any adjustment that may be made pursuant to Section 4.1 hereof in the Shares or other stock or securities subject to outstanding Incentive Stock Options upon a Change in Capitalization (including any adjustments in the purchase price), shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code and shall be made in such manner as not to constitute a modification as defined by FASB Interpretation 44.

    6.2. Terms of Adjusted Options. If, by reason of a Change in Capitalization, a Participant shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares subject to the Option prior to such Change in Capitalization.

    6.3. Increase in Parent's Share Capital. In the event of an increase in Parent's Share capital due to a contribution of cash to Parent in which existing stockholders benefit from subscription rights, all outstanding Options that qualify as warrants pursuant to Section 5.2 hereunder (whether or not vested at such time) shall, prior to such increase, be fully exercisable by the holders thereof for the period determined by Parent. Upon the expiration of such period, any unexercised portion of any such outstanding Option shall continue to be subject to the terms and conditions, including vesting schedule, of the applicable Agreement and this Plan. Further, if any Option is exercised during the period governed by this provision, the vested portion of such Option shall be considered to have been exercised first, the portion that will vest at the next vesting date shall be considered to have been exercised next and so on, so that if one or more portions of such Option remain unexercised after the period has ended, the portion with the latest vesting date shall remain outstanding, and if any additional portion still remains outstanding, the portion with the next latest vesting date shall remain outstanding and so on.

    6.4. Parent Decisions. The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of Parent or the stockholders of Parent to make or authorize any Change in Capitalization; Change in Control; change in Parent's business; any issue of stock or of options, warrants or rights to purchase stock or bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the common stock or the rights thereof or which are convertible into or exchangeable for common stock; the dissolution or liquidation of Parent; any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that to the extent Section 501 of the Belgian Company Code is applicable, appropriate adjustments to Options qualifying as warrants (including any adjustments in the purchase price) shall be made to protect the interests of the holders of such Options.

7.  Effect of Change in Control.
    ---------------------------

         Notwithstanding any other provision of the Plan (including but not limited to Section 8) or any provision in any Option Agreement to the contrary, upon, prior to or within three (3) months after the occurrence of a Change in Control, the Committee may, in its discretion, terminate any outstanding Option without a Participant's consent as long as it provides for Participant realization of the value (if any) of such Options through one or more of the following methods, as applicable: (i) payment of an amount of cash equal to the amount that could have been attained (if any) upon the exercise of such Option if it were fully vested on the date of the Change in Control, or (ii) automatic exercise of the Option as if it were fully vested on the date of the Change in Control with the Participant receiving the same securities or other property that stockholders have received or will receive in exchange for their shares of common stock of Parent. Further, if such Options continue following a Change in Control, such Options may be adjusted in accordance with Sections 4.1 and 6 of the Plan.

8.  Termination and Amendment of the Plan.
    -------------------------------------

         The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the stockholders of Parent, and no Option may be granted thereafter. The Board may sooner terminate the Plan, may at any time and from time to time amend, modify or suspend the Plan, and may amend or modify an outstanding Option; provided, however, that: (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and (b) to the extent necessary under applicable law, no amendment shall be effective unless approved by the stockholders of Parent in accordance with applicable law.

9.  Non-Exclusivity of the Plan.
    ---------------------------

         The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

10. Limitation of Liability.
    -----------------------

         As illustrative of the limitations of liability of Parent and each Subsidiary, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (i) give any person any right to be granted an Option other than at the sole discretion of the Committee;

                  (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

                  (iii) limit in any way the right of Parent or any Subsidiary to terminate the employment of any person at any time; or

                  (iv) be evidence of any agreement or understanding, expressed or implied, that Parent or any Subsidiary will employ any person at any particular rate of compensation or for any particular period of time.

11. Regulations and Other Approvals; Governing Law.
    ----------------------------------------------

    11.1. Except as to matters of United States federal law and the laws of the Kingdom of Belgium as applicable including, but not limited to, the validity of the corporate actions taken by the Board under Belgian law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of North Carolina without giving effect to conflicts of laws principles thereof.

    11.2. The grant of Options under the Plan, and the obligation of Parent to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Belgian, United States federal and state securities laws, and the obtaining of all such approvals by governmental agencies or regulatory or corporate bodies as may be deemed necessary or appropriate by the Committee.

    11.3. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any governmental or regulatory authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

    11.4. Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any Belgian, state or federal law, or the consent or approval of any governmental, regulatory or corporate body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

    11.5. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Parent in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder.

12. Miscellaneous.
    -------------

    12.1. Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Individual.

    12.2. Withholding of Taxes.

        (a) Upon the occurrence of a Taxable Event, a Participant shall pay an amount equal to the applicable Withholding Taxes prior to the Participant's receipt of any Shares or the payment of any cash due the Participant as the result of the exercise of any portion of an Option. The Company shall have the right to deduct from any payment of cash to a Participant an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the

    Participant may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then due to him or her for payment of Withholding Taxes, but not in excess of the Participant's required withholding obligation.

        (b) If (i) the purchase of Shares pursuant to the exercise of an Incentive Stock Option or (ii) a Participant's disposition (within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder) of any such Shares within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Shares to the Participant pursuant to such exercise, becomes a Taxable Event that requires the Company to collect Withholding Taxes, the Participant shall cooperate with the Company in the procedures it may establish to track any such dispositions and to make appropriate arrangements with the Company for any taxes which the Company is obligated to collect.

    12.3. Effective Date. The effective date of this Plan is May 23, 2002, subject only to approval by the affirmative vote of the holders of a majority of the securities of Parent present, or represented, and entitled to vote at a meeting of stockholders of Parent duly held in accordance with the applicable laws of the Kingdom of Belgium.